Great Hall Investment Funds, Inc.
Registration Statement 1997
Exhibit Index




  EX-99.INDEX            Exhibit Index
  EX-99.B11 OTH CONSNT   Consent of KPMG Peat Marwick LLP
  EX-99.B18.1 OFFICERS   Officers/Directors of Dain Bosworth Incorporated
  EX-99.B18.2 OFFICERS   Officers/Directors of Rauscher Pierce Refsnes, Inc.
  EX-27.1 PRIME FUND     Financial Data Schedule - Prime Money Market Fund
  EX-27.2 GOVT FUND      Financial Data Schedule - U.S. Gov't Money Market Fund
  EX-27.3 TAXFREE FUND   Financial Data Schedule - Tax-Free Money Market Fund